UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2008

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2008, Memory Pharmaceuticals Corp. (the "Registrant") announced that Vaughn M. Kailian will serve as Interim President and Chief Executive Officer of the Registrant, effective immediately, on a full-time basis. James R. Sulat, the Registrant’s current President and Chief Executive Officer stepped down from this position for personal family reasons. Mr. Sulat submitted his resignation on February 6, 2008, which was effective February 7, 2008, on which date he was also appointed the Registrant’s Chief Financial Officer. Mr. Sulat remains a member of the Registrant’s Board of Directors.

Agreement with Vaughn M. Kailian

The Registrant will enter into an employment agreement with Mr. Kailian for an unspecified term, on substantially the terms described below (the "Kailian Agreement"). Under the Kailian Agreement, Mr. Kailian will be entitled to an annualized base salary of $410,000 per year. In the event the Registrant terminates the Kailian Agreement prior to May 7, 2008, Mr. Kailian will continue to receive an amount equal to his base salary through such date. In addition, Mr. Kailian has been granted stock options to purchase 363,630 shares of the Registrant’s common stock at an exercise price of $0.74 per share, the closing price of the Registrant’s common stock on the Nasdaq Global Market on February 11, 2008. These options are fully vested.

During the period of Mr. Kailian’s employment, the Registrant will pay or reimburse Mr. Kailian for all out-of-pocket travel and living expenses (including a gross up payment for any income tax liability he incurs) in connection with his commuting expenses from his principal office in South San Francisco, California.
Mr. Kailian, age 63, has served as a member of the Registrant’s Board of Directors since October 2006 and has been a General Partner of MPM BioVentures IV, LP., a stockholder of the Registrant, since 2005. In connection with his appointment as Interim President & Chief Executive Officer, Mr. Kailian resigned as a member of the Nominations Committee of the Registrant’s Board of Directors. From February 2002 to December 2004, Mr. Kailian served as Vice Chairperson of Millennium Pharmaceuticals, Inc. and as head of the Millennium commercial organization. From 1990 to 2002, Mr. Kailian was the Chief Executive Officer, President, and a director of COR Therapeutics, Inc. He became the CEO of COR shortly after the company was founded, took the company public in 1991, raised almost $1 billion in public market capital, and led its $2 billion merger with Millennium in 2002. Earlier in his career, Mr. Kailian held various international and U.S. general management, marketing and sales positions at Marion Merrell Dow, Inc. and its predecessor companies including president and general manager, Merrell Dow USA; and corporate vice president of Global Commercial Development, Marion Merrell Dow, Inc. In addition to serving as a member of the Registrant’s Board of Directors, Mr. Kailian serves as a director of Cephalon, Inc. and NicOx, S.A., and several privately-held companies. Mr. Kailian also serves as a director of BIO Ventures for Global Health and the New England Healthcare Institute, both not-for-profit organizations. Mr. Kailian received a B.A. from Tufts University.

Agreement with James R. Sulat

The Registrant will enter into an amended and restated employment agreement with Mr. Sulat, on substantially the terms described below, pursuant to which Mr. Sulat will serve as the Registrant’s Chief Financial Officer, on a half-time basis, effective through December 31, 2008, unless extended by mutual agreement of Mr. Sulat and the Registrant (the "Sulat Agreement"). Mr. Sulat served as the President and Chief Executive Officer of the Registrant from May 2005 until February 7, 2008 and has served as the Registrant’s Principal Financial Officer since October 2007.
Under the terms of the Sulat Agreement, Mr. Sulat’s annualized, full-time base salary will remain $410,000, but will be adjusted to reflect his half-time work schedule. In the event that Mr. Sulat’s employment is terminated by him or the Registrant for any reason, other than by the Registrant for cause, he will continue to be entitled to receive, following termination, (i) severance equal to 12 months of his full-time base salary, (ii) continued medical and dental coverage for one year, (iii) the average of his annual bonuses for the three prior years in a lump sum and (iv) accelerated vesting of 25% of his then unvested stock options.
In the event that the Registrant terminates Mr. Sulat’s employment without cause or he terminates his employment before December 31, 2008, Mr. Sulat will also be entitled to receive his then-current salary, continued vesting of his stock options and continued medical and dental coverage through December 31, 2008, in addition to the severance benefits described above.
Mr. Sulat’s unvested stock options will become fully vested if, within three months prior to, or within 18 months after, a change of control, (x) the Registrant terminates Mr. Sulat’s employment without cause or (y) Mr. Sulat terminates his employment for good reason.

Amended and Restated Employment Letters with Other Executive Officers

On February 11, 2008, the Registrant entered into amended and restated employment agreements with each of Drs. Lowe and Murray, Mr. Smith and Ms. Lalani, principally to comply with the requirements of Section 409A of the Internal Revenue Code. The amended and restated agreements were approved by the Registrant’s Compensation Committee on January 25, 2008.

The foregoing descriptions of the amended and restated employment agreements do not purport to be complete and are qualified in their entirety by reference to the full text of each document as attached hereto and incorporated herein by reference.

Item 8.01 Other Events.

On February 5, 2008, certain significant stockholders of the Registrant entered into a Lock-Up Letter Agreement, for the benefit of the Registrant, pursuant to which such stockholders agreed that, for a period of 180 days after the appointment of Mr. Kailian as the Chief Executive Officer of the Registrant, they will not, without the prior written consent of the Registrant, sell or otherwise dispose of or transfer (including without limitation by purchasing any option or contract to sell or granting any option for the sale of) any shares of our common stock, including any shares that they may acquire after the date of such agreement. These stockholders include (i)Venrock Associates, Venrock Associates II, L.P. and Venrock Entrepreneurs Fund, L.P., with which Anthony B. Evnin, one of our directors, is affiliated, (ii) Oxford Bioscience Partners II L.P., Oxford Bioscience Partners (Bermuda) II L.P., Oxford Bioscience Partners (Adjunct) II L.P., Oxford Bioscience Partners (GS-Adjunct) II L.P., Oxford Bioscience Partners IV L.P. and mRNA Fund II L.P., with which Jonathan J. Fleming, our Chairman of the Board, is affiliated, (iii) Biomedical Value Fund, L.P. and Biomedical Offshore Value Fund, Ltd., and (iv) MPM BioVentures IV-QP, L.P., MPM BioVentures IV GmBh & Co. Beteiligungs KG, MPM Asset Management Investors BV4 LLC, MPM Bioequities Master Fund, LP and MPM Bioequities Investors Fund, LLC, with which, with respect to certain of such funds, Mr. Kailian is affiliated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

February 11, 2008	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Letter Agreement, dated as of February 11, 2008, between David A. Lowe, Ph.D. and the Registrant.
10.2	Amended and Restated Employment Letter Agreement, dated as of February 11, 2008, between Stephen Murray, M.D., Ph.D. and the Registrant.
10.3	Amended and Restated Employment Letter Agreement, dated as of February 11, 2008, between Jzaneen Lalani and the Registrant.
10.4	Amended and Restated Employment Letter Agreement, dated as of February 11, 2008, between Michael Smith and the Registrant.